SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2004
Date of Report
(Date of earliest event reported)

AUTOZONE, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1-10714 (Commission File Number)	62-1482048 (IRS Employer Identification No.)

123 South Front Street
Memphis, Tennessee 38103
(Address of principal executive offices) (Zip Code)

(901) 495-6500
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2004, the stockholders of AutoZone, Inc. (the “Company”) approved the AutoZone, Inc. 2005 Executive Incentive Compensation Plan (“Plan”), intended to qualify as a performance-based compensation plan under Section 162(m) of the Internal Revenue Code. The Company’s executive officers are eligible to participate in the Plan. Pursuant to the Plan, the Compensation Committee of the Board of Directors (the “Committee”) establishes objective performance goals at the beginning of each fiscal year. After the end of each fiscal year, the Committee must certify the attainment of goals, if any, and direct the amount of bonus to be paid to each participant in cash. The Committee, in its discretion, may reduce or eliminate any bonus to be paid to an executive, even if a goal was attained. No participant may receive more than $4 million in any fiscal year as a bonus under the Plan.

The Committee has established performance goals for the 2005 fiscal year, the components of which are return on invested capital, and earnings before interest and taxes.

Item 9.01. Financial Statements and Exhibits

The following exhibit is filed with this Current Report pursuant to Item 1.01:

(c)	Exhibits

10.1	AutoZone, Inc. 2005 Executive Incentive Compensation Plan (incorporated by reference to Exhibit A to the Company’s Proxy Statement dated October 27, 2004, for the Annual Meeting of Stockholders held December 16, 2004)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.
By:	/s/ Harry L. Goldsmith
Harry L. Goldsmith
Senior Vice President, General Counsel & Secretary

Dated: December 20, 2004

EXHIBIT INDEX

10.1	AutoZone, Inc. 2005 Executive Incentive Compensation Plan (incorporated by reference to Exhibit A to the Company’s Proxy Statement dated October 27, 2004, for the Annual Meeting of Stockholders held December 16, 2004)